Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diamond Management & Technology Consultants, Inc.:
We consent to incorporation by reference in the registration statements (Nos. 333-109942, 333-64278, 333-31965, 333-67899, 333-47830, 333-92213, 333-71208, 333-88155, 333-50834, and 333-64276) on Form S-8 of Diamond Management & Technology Consultants, Inc. of our reports dated June 9, 2010, with respect to the consolidated balance sheets of Diamond Management & Technology Consultants, Inc. and subsidiaries as of March 31, 2009 and 2010, the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2010, the financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2010, which reports appear in the annual report on Form 10-K of Diamond Management & Technology Consultants, Inc. for the fiscal year ended March 31, 2010.
/s/ KPMG LLP
Chicago, Illinois
June 9, 2010